As filed with the Securities and Exchange Commission on August 4, 2011
     File No. 333-157819

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Post-Effective Amendment No. 1
to
Form S-3
Registration Statement Under The Securities Act of 1933

Prologis
(Exact Name of Registrant as Specified in Its Charter)

Maryland	74-2604728
(State of Incorporation)	(I.R.S. Employer Identification Number)
Pier 1, Bay 1
San Francisco, California 94111
(415) 394-9000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive office)
Edward S. Nekritz, Secretary
Prologis
4545 Airport Way
Denver, Colorado 80239
(303) 567-5000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Michael L. Hermsen
Mayer Brown LLP
71 South Wacker Drive
Chicago, Illinois 60606
(312) 782-0600
     Approximate date of commencement of proposed sale to the public: Not Applicable. Removal from registration of securities that were not sold pursuant to this registration statement.
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

DEREGISTRATION OF SECURITIES
Prologis, a Maryland real estate investment trust (the “Company”), is filing this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3, Registration No. 333-157819, dated March 10, 2009 (the “Registration Statement”), for the purpose of withdrawing from registration hereunder 1,739,502 of its common shares of beneficial interest, par value $0.01 per share (the “Shares”). The Company has terminated its registered Dividend Reinvestment and Share Purchase Plan. In connection with the offering, the Company issued a total of 260,126 Shares. Therefore, the Company is, by this post-effective amendment, removing from registration the remaining 1,739,502 Shares that were registered but that were not issued.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, Prologis certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Denver, State of Colorado, on August 4, 2011.

PROLOGIS
By:	/s/ Michael T. Blair
	Name:	Michael T. Blair
	Title:	Managing Director and Deputy General Counsel